Exhibit 1.01

National Instruments Corporation

Conflict Minerals Report

For the Reporting Period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (the “Report”) of National Instruments Corporation (“NI”, “we”, “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2015 to December 31, 2015.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals are referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten.  The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

DESCRIPTION OF DUE DILIGENCE

For calendar year 2015, NI has undertaken in good faith a reasonable country of origin inquiry reasonably designed to determine the country of origin of Conflict Minerals necessary to the functionality or production of NI Products.  The objective of the inquiry was to collect accurate, complete, and actionable Conflict Minerals data and information in support of the conflict minerals due diligence process from applicable direct suppliers of NI’s spend on components used to build NI’s hardware products.  NI applied certain minimum threshold levels of the respective supplier spend to exclude certain insignificant suppliers from the scope of the inquiry.

In connection with its inquiry, NI surveyed its direct suppliers by collecting suppliers' Conflict Minerals policy statements and/or Electronic Industry Citizenship Coalition (EICC)/Global e-sustainability Initiative (GeSI) Conflict Free Smelter (CFS) declarations. This data collection process included research of supplier websites, directly contacting suppliers via email, phone or facsimile as needed, and following up on any missing data or non-responsive suppliers.  NI then performed quality inspection on documents and information received from suppliers and validated the responses by reviewing the completeness of the survey, obtaining additional responses if necessary, resolving discrepancies (such as metal type, address, and contact info), if any, between smelters as provided by the supplier and EICC standard smelter list, and determining which smelters are validated as conflict-free as part of the Conflict-Free Smelter Program.

NI then collects, stores, and analyzes the data through its commercially licensed software applications.

Following NI’s reasonable country of origin inquiry, NI elected to design a diligence process intended to comply with the Organization for Economic Cooperation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas Five Step Framework in order to conduct further due diligence to determine the source and chain of custody of any Conflict Minerals in its supply chain.  The OECD Due Diligence Guide is an internationally recognized due diligence framework that satisfies the SEC’s criteria.

The OECD Due Diligence Framework includes:

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent 3 rd party audit of smelter/refiner/s due diligence practices
Step 5: Report annually on supply chain due diligence

DETAILS OF DUE DILIGENCE :

Step 1 :  Establish Strong Company Management Systems.

A.	Adopt and Communicate a Company Policy on Conflict Minerals

1.	Adopt a Position Statement

NI adopted a company policy regarding Conflict Minerals. The NI position statement is publicly available on its website at ni.com/conflictminerals.

2.	Communicate Position Statement to the Public

NI communicated its position regarding Conflict Minerals to the public by making its position statement available online at ni.com/conflictminerals as noted above.

These website addresses are included for reference only. Any information contained on NI’s website is not incorporated by reference into this report.

3.	Communicate Position Statement to Suppliers

NI communicated its position statement on Conflict Minerals to its suppliers in various ways. First, NI communicated its CM position statement to its suppliers in its Supplier Handbook, available online at ni.com/company/suppliers/supplierhandbook.htm, which is designed to inform potential and existing suppliers about the Company. Second, NI reached out to its suppliers directly to inform them of its Conflict Minerals position and its expectations. In addition, NI notifies its new suppliers about conflict minerals and communicates its Conflict Minerals position to them through its supplier assessment and all new direct suppliers to NI are assessed for their ability to provide reliable data regarding the country of origin for Conflict Minerals.   Finally, NI requests that its suppliers abide by the NI Supplier Code of Conduct that is intended to be based on the EICC Code of Conduct.

B.	Structure internal management to support supply chain due diligence.

NI structured its internal management to support its supply chain due diligence by:

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Establishing a Conflict Minerals Working Group with representatives from Engineering, Manufacturing, Procurement, and Legal areas.  This Conflict Minerals Working Group meets regularly and is responsible for the day-to-day activities of building a Conflict Minerals compliance program and conducting the due diligence efforts; and

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Establishing a Conflict Minerals Compliance Group, which includes the Conflict Minerals Working Group and additional representatives from Engineering, Manufacturing, Procurement, Finance and Legal management. The Conflict Minerals Compliance Group meets periodically to receive updates regarding NI’s due diligence from the Conflict Minerals Working Group.

C.	Establish a system of controls and transparency over the mineral supply chain.

NI implemented a system of controls and transparency over its supply chain in order to trace and identify Conflict Minerals in NI’s supply chain.

A description of NI’s due diligence process during calendar year 2015 is set forth above under the heading “Description of Due Diligence”.

D.	Strengthen company engagement with suppliers.

NI continued to strengthen its engagement regarding Conflict Minerals with its suppliers in anticipation of calendar year 2015 by:

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Including a provision on responsible sourcing of minerals in NI’s standard terms and conditions of purchase when such terms are up for renewal, which are incorporated into NI’s agreements with its suppliers.

-	Offering information and guidance on conflict minerals to NI’s suppliers during quarterly business reviews as needed.

-	Offering assistance to NI’s suppliers in filling out the EICC/GeSI form when requested.

E.	Establish a company-level, or industry-wide, grievance mechanism as an early-warning risk-awareness system.

NI maintains an ethics hotline pursuant to which any employee company-wide may report any concerns involving conflict minerals, either electronically or by phone.

Step 2 : Identify and assess risk in the supply chain.

NI identified and assessed risk in its supply chain by:

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Using commercially licensed software tools, NI  (1) analyzes the EICC declaration data to see if any Conflict Minerals exist, and (2) determines their smelter origin and performs a comprehensive smelter analysis. NI can then manage the smelter information from the smelter lists in EICC/GeSI’s Conflict Free Smelter Program, and use that information to determine compliance.

Step 3 : Design and implement a strategy to respond to identified risks.

Per NI’s position statement, in the event that Conflict Minerals from the Covered Countries which benefit armed groups are found in the NI supply chain, NI will take appropriate actions in a timely manner to resolve the situation.  If a supplier’s performance fails to meet minimum requirements, including not being able to source minerals responsibly, NI will issue a performance improvement plan (PIP). A PIP clearly identifies the area(s) of improvement required and provides a specific time period for improvement for the supplier. If a supplier receives a PIP, they are required to develop a comprehensive program for improvement and lasting sustainability of the corrective action. Once a supplier’s performance has improved, NI will provide written notification of PIP closure. If the supplier does not improve during the PIP period, the supplier may be subjected to a reduction in business, no new business, or disengagement from business with NI.

Step 4  : Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

NI  continues to be a member of the EICC Conflict-Free Sourcing Initiative (CFSI), an internationally recognized audit organization, which supports international conflict minerals audits.

Step 5  : Report on supply chain due diligence.

NI is publicly reporting on its due diligence through its an annual filing of this Form SD as required by the law. These documents are available at: http://investor.ni.com/

Findings and Conclusions

Based on the information that was provided by the suppliers that NI surveyed and otherwise obtained through the due diligence process, NI believes that, to the extent reasonably determinable by NI, the facilities that were used to process the Conflict Minerals contained in the Covered Products included 300 identified facilities that are listed in the EICC-GeSI template as “known smelters or refineries” (collectively, “Known Smelters or Refineries”).  Of these 300 Known Smelters or Refineries, 213 received a “conflict free” designation from an independent third party audit program as of March 31, 2016.   Based on CFSI data, of the 300 smelters and refiners identified, 22 are known to be sourcing from the Covered Countries.  All 22 smelters are certified conflict-free by CFSI.  However, based on these due diligence efforts, NI does not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals contained in the Covered Products or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources.  NI continues to work with suppliers throughout its supply chain to re-validate, improve, and refine their reported information, taking into account supply chain fluctuations and other changes in status or scope and relationships over time.

NI believes that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in the table below.  This table includes only facilities that are Known Smelters or Refineries.

Metal	Smelter Name	Smelter Country
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Valcambi S.A.	SWITZERLAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Chimet S.p.A.	ITALY
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	Caridad	MEXICO
Gold	Morris and Watson	NEW ZEALAND
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Chugai Mining	JAPAN
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Advanced Chemical Company	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	KGHM Polska Mied? Spó?ka Akcyjna	POLAND
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Remondis Argentia B.V.	NETHERLANDS
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Taki Chemicals	JAPAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Yunnan Tin Company Limited	CHINA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Rui Da Hung	TAIWAN
Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	PT Karimun Mining	INDONESIA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV Dua Sekawan	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

The country of origin for the minerals from the smelters listed above are included in the table below.

Mineral Country of Origin
Angola	Laos
Argentina	Luxembourg
Australia	Madagascar
Austria	Malaysia
Belgium	Mongolia
Bolivia	Mozambique
Brazil	Myanmar
Burundi	Namibia
Cambodia	Netherlands
Canada	Nigeria
Central African Republic	Peru
Chile	Portugal
China	Republic of Congo
Colombia	Russia
Côte D'Ivoire	Rwanda
Czech Republic	Sierra Leone
Democratic Republic of Congo	Singapore
Djibouti	Slovakia
Ecuador	South Africa
Egypt	South Korea
Estonia	South Sudan
Ethiopia	Spain
France	Suriname
Germany	Switzerland
Guyana	Taiwan
Hungary	Tanzania
India	Thailand
Indonesia	Uganda
Ireland	United Kingdom
Israel	United States of America
Japan	Vietnam
Kazakhstan	Zambia
Kenya	Zimbabwe

Future Steps

NI has communicated its expectations, as reflected in its Conflict Minerals Policy, to NI’s contract manufacturers and other suppliers. NI is currently focusing on validating the smelters that are not yet known to be conflict free and identifying suppliers who may need corrective action.

Additional Risk Factors
The statements above are based on the RCOI process and due diligence performed in good faith by NI. These statements are based on the infrastructure and information available at the time.  A number of factors could introduce errors or otherwise affect NI’s Conflict Minerals status.  These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, the definition of a smelter not being finalized at the end of the 2015 reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of NI’s products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol due to this being the first year for SEC disclosures for Section 1502 of Dodd-Frank, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2015, certification programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to countries beyond the covered countries.